Table of Contents

As filed with the Securities and Exchange Commission on August 29, 2025

Registration Statement No. 333-289745

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1/A

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

AETHLON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	3826	13-3632859
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11555 Sorrento Valley Road, Suite 203

San Diego, CA 92121

(619) 941-0360

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James B. Frakes

Chief Executive Officer

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, CA 92121

(619) 941-0360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Doucette, Esq. Procopio Cory Hargreaves & Savitch, LLP 12544 High Bluff Drive Suite 400 San Diego, CA 92130 Tel: (858) 720 6303	M. Ali Panjwani Pryor Cashman LLP 7 Times Square New York, NY 10036-6569 Telephone: (212) 326-0846 Fax: (212) 326-0806

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 29, 2025

PRELIMINARY PROSPECTUS

Up to 4,566,210 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 4,566,210 Shares of Common Stock

Warrants to Purchase up to 4,566,210 Shares of Common Stock

Placement Agent Warrants to Purchase up to 182,648 shares of Common Stock

Shares of Common Stock Issuable upon the Exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants.

1,550,000 Shares of Common Stock

Issuable upon Exercise of Outstanding Warrants Offered by Selling Stockholders

We are offering in a best-efforts offering up to 4,566,210 shares of common stock, par value $0.001 per share (“common stock”), and accompanying warrants to purchase up to 4,566,210 shares of our common stock at a combined public offering price of $2.19 per share of common stock and accompanying warrant (the “Company Offering”).

We are also offering to those purchasers, if any, whose purchase of our common stock in this Company Offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this Company Offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock, or pre-funded warrants. Each pre-funded warrant will be exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to us. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock and accompanying warrants to purchase common stock are being sold to the public in this Company Offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of common stock. For each pre-funded warrant purchased in this Company Offering in lieu of common stock, we will reduce the number of shares of common stock we are offering by one. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the warrants, pre-funded warrants and placement agent warrants offered hereby.

Each share of our common stock, or pre-funded warrant in lieu thereof, is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an exercise price of $ per share (representing 100% of the combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering), will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this Company Offering. The pre-funded warrants and warrants are not listed on any trading market and we do not intend to apply for listing of these pre-funded warrants and warrants. Without an active market, the liquidity of these warrants will be limited.

This Company Offering will terminate on within one year of the effective date, unless we decide to terminate (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this Company Offering by us. The combined public offering price per share (or pre-funded warrant) and warrant will be fixed for the duration of this Company Offering.

We have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent in connection with the securities offered by the Company in the Company Offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in the Company Offering in this prospectus. Other than the placement agent warrants issued as compensation, the placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount.

In addition, this prospectus also relates to the resale from time to time, by the selling securityholders (the “Inducement Offering”) identified in this prospectus under the caption “Selling Securityholders” of up to 1,550,000 shares of our common stock which are issuable upon the exercise of outstanding inducement warrants (the “Inducement Warrants”). We previously issued Inducement Warrants to the Selling Securityholder in a private placement, pursuant to a Warrant Inducement Agreement dated March 16, 2025.

The Selling Securityholder may, from time to time, sell, transfer or otherwise dispose of any or all of their common stock or interests in their common stock on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” in this prospectus for more information. We will not receive any proceeds from the resale or other disposition of the common stock by the Selling Securityholder. However, we will receive the proceeds of any cash exercise of the Inducement Warrants. See “Use of Proceeds” beginning on page 27 and “Plan of Distribution” beginning on page 41 of this prospectus for more information. The offering will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”). Accordingly, we and the placement agent have not made any arrangements to place investor funds in an escrow account or trust account since the placement agent will not receive investor funds in connection with the sale of the securities offered hereunder.

Our common stock is traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “AEMD.” On August 21, 2025, the last reported sale price of our common stock as reported on Nasdaq was $2.19 per share. We are a “smaller reporting company” as defined under the federal securities laws and, under applicable Securities and Exchange Commission rules, we have elected to comply with certain reduced public company reporting and disclosure requirements.

You should read this prospectus, together with additional information described under the headings “Where You Can Find More Information,” carefully before you invest in any of our securities.

We have agreed to pay the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. See “Plan of Distribution” section of this prospectus for more information regarding these arrangements. There is no minimum number of shares of common stock or pre-funded warrants or minimum aggregate amount of proceeds that is a condition for this offering to close. We may sell fewer than all of the shares of common stock and pre-funded warrants offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund if we do not sell all of the securities offered hereby. In addition, because there is no escrow account and no minimum number of securities or amount of proceeds, investors could be in a position where they have invested in us, but we have not raised sufficient proceeds in this offering to adequately fund the intended uses of the proceeds as described in this prospectus.

	Per Share	Per Pre-Funded Warrant	Warrant	Total
Public offering price	$	$	$	$
Placement agent fees(1)	$	$	$	$
Proceeds, before expenses to us(2)	$	$	$	$

(1)	We have agreed to (i) pay the placement agent a cash fee equal to 6.25% of the aggregate gross proceeds raised at the closing of this offering and (ii) issue warrants to the placement agent exercisable for a number of shares of common stock equal to 4.0% of the total number of shares of common stock issued in this offering. We have also agreed to reimburse the placement agent for certain expenses and closing costs. See “Plan of Distribution” for additional information and a description of the compensation payable to the placement agent.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described in the section captioned “Risk Factors” contained herein and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the Securities and Exchange Commission (the SEC) on June 26, 2025, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and the information incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the common stock, pre-funded warrants and accompanying warrants offered in the Company Offering is expected to be made on or about [__] subject to satisfaction of certain customary closing conditions.

Maxim Group LLC

The date of this Prospectus is          , 2025

i

ABOUT THIS PROSPECTUS

You should read this prospectus, including the information incorporated by reference herein.

Neither we, the Selling Securityholders nor the placement agent have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities in any circumstances under which the offer or solicitation is unlawful. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, and the placement agent has not, taken any action that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities covered hereby and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains references to our trademarks, including Aethlon Medical, Inc. and Hemopurifier, and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all the information you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read all such documents carefully, especially the risk factors included herein and incorporated by reference herein and our audited consolidated financial statements and the related notes incorporated by reference herein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus to “Aethlon,” “Company,” “we,” “us” and “our” refer to Aethlon Medical, Inc. and our subsidiaries following the closing of the Merger (as defined below) on the closing date.

Overview and Corporate History

Overview

We are a medical therapeutic company focused on developing the Hemopurifier, a clinical-stage immunotherapeutic device designed to combat cancer and life-threatening viral infections and for use in organ transplantation. In human studies, 164 sessions with 38 patients, the Hemopurifier was safely utilized and demonstrated the potential to remove life-threatening viruses. In pre-clinical studies, the Hemopurifier has demonstrated the potential to remove harmful exosomes and exosomal particles from biological fluids, utilizing its proprietary lectin-based technology. This action has potential applications in cancer, where exosomes and exosomal particles may promote immune suppression and metastasis, and in life-threatening infectious diseases. The U.S. Food and Drug Administration, or FDA, has designated the Hemopurifier as a “Breakthrough Device” for two independent indications:

•	the treatment of individuals with advanced or metastatic cancer who are either unresponsive to or intolerant of standard of care therapy, and with cancer types in which exosomes or exosomal particles have been shown to participate in the development or severity of the disease; and
•	the treatment of life-threatening viruses that are not addressed with approved therapies.

Oncology

We believe that the Hemopurifier may be a substantial advancement in the treatment of patients with advanced and metastatic cancer through its design to bind to and remove harmful remove harmful extracellular vesicles particles that promote the growth and spread of tumors. In October 2022, we formed a wholly-owned subsidiary in Australia to initially conduct oncology-related clinical research, then seek regulatory approval and commercialize our Hemopurifier in Australia.

We completed an in vitro binding study of extracellular vesicles from cancer patient samples, to provide pre-clinical evidence to support our trial design and translational endpoints. Our study indicated positive results from this study, providing evidence that our Hemopurifier removes extracellular vesicles, or EVs, from plasma. This translational study provides pre-clinical evidence to support our phase 1 safety, feasibility and dose-finding clinical trials of our Hemopurifier in patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® or Opdivo®.

We have launched in an Australia safety, feasibility and dose-finding clinical trials of the Hemopurifier in cancer patients with solid tumors who have stable or progressive disease during anti-PD-1 monotherapy treatment, such as Keytruda® (pembrolizumab) or Opdivo® (nivolumab). The primary endpoint of the approximately nine to 18-patients, is safety. Exploratory analyses will be conducted to explore the number of HP treatments required to produce sustained reductions of EVs as well as improve anti-tumor T cell activity. We plan to open a similarly designed trial in India.

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The following three hospitals in Australia have received ethics committee approval, have gone through training on our device and are open for patient enrollment: Royal Adelaide Hospital in Adelaide, Australia and Pindara Private Hospital in the Gold Coast section of Australia and GenesisCare North Shore Hospital in Sydney, Australia. As of June 26, 2025, we have treated three participants in the first of the three treatment cohorts. Once these patients have completed the pre-specified 7-day safety follow-up period, the data will be presented to an independent Data Safety Monitoring Board (DSMB). The DSMB will provide a recommendation to Aethlon senior leadership on advancing to the next cohort where participants will receive 2 HP treatments during the one week treatment period.

On July 15, 2025, DSMB, overseeing its ongoing clinical trial AEMD-2022-06, completed its scheduled safety review and recommended advancing to the next patient cohort without modification. The trial, titled "Safety, Feasibility, and Dose-Finding Study of Aethlon Hemopurifier in Patients with Solid Tumors Who Have Stable or Progressive Disease While on a Treatment That Includes Pembrolizumab or Nivolumab", is being conducted to assess the Hemopurifier's safety, feasibility, and optimal dosing.

The Company continues to pursue approval of a similar clinical trial in India. HREC approval has previously been obtained at Medanta Medicity Hospital. Following this a meeting with Subject Expert Committee (SEC) of the India Regulatory Agency CDSCO was held June 5, 2025. Subsequently, ee received the formal approval letter of the CDSCO. The clinical trial at Medanta can commence following a Site Initiation Visit (SIV) by the company’s India CRO, Qualtran.

Life-Threatening Viral Infections

We also believe that the Hemopurifier can be part of the broad-spectrum treatment of life-threatening highly glycosylated, or carbohydrate coated, viruses that are not addressed with an already approved treatment. In small-scale or early feasibility human studies, the Hemopurifier has been used in the past to treat individuals infected with human immunodeficiency virus, or HIV, hepatitis-C and Ebola.

Additionally, in vitro, the Hemopurifier has been demonstrated to capture Ebola, Marburg virus, Zika, Lassa, MERS-CoV, Cytomegalovirus, Epstein-Barr, Herpes simplex, Chikungunya, Dengue, West Nile, H1N1 swine flu, H5N1 bird flu, and the reconstructed 1918 Spanish flu virus. In several cases, these studies were conducted in collaboration with leading government or non-government research institutes.

The Hemopurifier has previously been studied under FDA and international regulatory frameworks for the treatment of severe SARS-CoV-2 infection. While we terminated our U.S. and India-based COVID-19 studies due to low ICU patient volume and shifting priorities, these programs demonstrated real-world use of the Hemopurifier in critically ill patients. We maintain an open IDE for viral indications to preserve optionality for future outbreaks or emergent pathogens.

We have sufficient inventory of Hemopurifiers to support our ongoing oncology trial in Australia as well as any near-term expansion of that study or potential trial activity in India. While we have received FDA approval to begin manufacturing at our San Diego facility under our IDE supplement, we are still awaiting FDA approval of a separate supplement to qualify an additional supplier of a key Hemopurifier component. We continue to work with the FDA on this process.

Pre-Clinical Exploration of Additional Clinical Uses for the Hemopurifier

The Aethlon R&D laboratory continues to explore potential new indications for the Hemopurifier. We have published in the peer-reviewed journal Transplant Immunology the ability of the device to remove extracellular vesicles and their microRNA cargo from acellular perfusates of discarded kidneys that had undergone normothermic machine perfusion.

On May 12, 2025, the results of our pre-clinical ex vivo study entitled “Ex Vivo Removal of CD41 positive platelet microparticles from Plasma by a Medical Device containing a Galanthus nivalis agglutinin (GNA) affinity resin” were published in the pre-print vehicle bioRxiv. This manuscript has been submitted to a peer-reviewed publication for review.

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Platelet-derived extracellular vesicles (PD-EVs) are the most numerous EV population in the body and are released by platelets in response to a variety of stimuli. The cargo contained within these EVs have been noted to take part in damage to blood vessels, activation of immune cells and spread of tumor cells. Excessive levels of PD-EVs have been implicated in a myriad of diseases including cancer, lupus, systemic sclerosis, multiple sclerosis, Alzheimer’s disease, sepsis, acute and Long COVID.

We hypothesized that the Aethlon Hemopurifier which contains a propriety GNA affinity resin would remove platelet derived EVs from plasma. In this experiment two hundred milliliters on donated healthy human plasma were circulated over the Aethlon Hemoupurifier (HP) to simulate a clinical HP session. The study results showed a 98.5% removal of platelet -derived EVs at a timepoint equivalent to a 4-hour HP treatment. The results of this study support the current Australian Clinical Trial in Oncology as well as open the investigation of the Hemopurifier in many indications.

Extracellular vesicles have been implicated in the pathogenesis of Long COVID. As we had previously demonstrated removal of extracellular vesicles by the Hemopurifier in a patient with severe acute COVID-19 infection, we hypothesized that patients with Long COVID would have extracellular vesicles with the mannose sugar on their surface that would bind to the affinity resin in our device. We partnered with investigators at the Univ of California San Francisco Medical Center Long COVID clinic to obtain samples from participants with Long COVID as well as controls that had had COVID -10 infection but had recovered. The data to be presented will review the binding of larger and smaller extracellular vesicles to the GNA lectin and the lectin affinity resin, respectively. We believe the data from this pre-clinical study calls for additional study of the Hemopurifier and look forward to receiving feedback from the Long COVID scientific community at the Keystone Symposium.

Successful outcomes of human trials will also be required by the regulatory agencies of certain foreign countries where we plan to market and sell the Hemopurifier. Some of our patents may expire before FDA approval or approval in a foreign country, if any, is obtained. However, we believe that certain patent applications and/or other patents issued to us more recently will help protect the proprietary nature of our Hemopurifier treatment technology.

In addition to the foregoing, we are monitoring closely the impact of inflation, recent bank failures and the war between Russia and Ukraine and the military conflicts in Israel and the surrounding areas, as well as related political and economic responses and counter-responses by various global factors on our business. Given the level of uncertainty regarding the duration and impact of these events on capital markets and the U.S. economy, we are unable to assess the impact on our timelines and future access to capital. The full extent to which inflation, recent bank failures and the ongoing military conflicts will impact our business, results of operations, financial condition, clinical trials and preclinical research will depend on future developments, as well as the economic impact on national and international markets that are highly uncertain.

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this Annual Report.

The Mechanism of Action (MOA) of the Hemopurifier

The Hemopurifier is a lectin-affinity plasmapheresis extracorporeal device designed for the removal of harmful extracellular vesicles and life-threatening enveloped viruses from the plasma component of the bloodstream. In the United States, the Hemopurifier is classified as a combination product whose regulatory jurisdiction is the Center for Devices and Radiological Health, or CDRH, the branch of FDA responsible for the premarket approval of all medical devices.

In our current applications, our Hemopurifier can be used with approved dialysis machines serving as a blood pump. It could also potentially be developed as part of a proprietary closed system with its own pump and tubing set, negating the requirement for dialysis infrastructure.

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The Hemopurifier - Clinical Experience

Hepatitis C and HIV

The initial clinical development of the Hemopurifier focused on the viral infections Hepatitis C and HIV. Clinical trials conducted in India and a safety trial demonstrated the removal of both viruses from the bloodstream with a benign safety profile. Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital, and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 patients treated.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection. Our IDE safety study in end stage renal disease patients on dialysis who were infected with HCV was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments.

The initial clinical development of the Hemopurifier was focused on the viral infections Hepatitis C and HIV. Clinical trials conducted in India and a safety trial demonstrated the removal of both viruses from the bloodstream with a benign safety profile. Prior to FDA approval of the IDE feasibility study, we conducted investigational HCV treatment studies at the Apollo Hospital, Fortis Hospital, and the Medanta Medicity Institute in India. In the Medanta Medicity Institute study, 12 HCV-infected individuals were enrolled to receive three six-hour Hemopurifier treatments during the first three days of a 48-week peginterferon+ribavirin treatment regimen. The study was conducted under the leadership of Dr. Vijay Kher. Dr. Kher’s staff reported that Hemopurifier therapy was well tolerated and without device-related adverse events in the 12 treated.

Of these 12 patients, ten completed the Hemopurifier-peginterferon+ribavirin treatment protocol, including eight genotype-1 patients and two genotype-3 patients. Eight of the ten patients achieved a sustained virologic response, which is the clinical definition of treatment cure and is defined as undetectable HCV in the blood 24 weeks after the completion of the 48-week peginterferon+ribavirin drug regimen. Both genotype-3 patients achieved a sustained virologic response, while six of the eight genotype-1 patients achieved a sustained virologic response, which defines a cure of the infection. Our IDE safety study in end stage renal disease patients on dialysis who were infected with HCV was conducted at DaVita MedCenter Dialysis in Houston, Texas. We reported that there were no device-related adverse events in enrolled subjects who met the study inclusion-exclusion criteria. We also reported that an average capture of 154 million copies of HCV (in International Units, I.U.) within the Hemopurifier during four-hour treatments.

In addition to treating Ebola and HCV-infected individuals, we also conducted a single proof-of-principle treatment study at the Sigma New Life Hospital in an AIDS patient who was not being administered HIV antiviral drugs. In the study, viral load was reduced by 93% as the result of 12 Hemopurifier treatments (each four hours in duration) that were administered over the course of one month.

With the advent of highly effective anti-retroviral drugs for HIV (HAART), and curative direct acting antivirals (DACs) for Hepatitis C, clinical development for these indications was abandoned.

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Ebola Virus-Single Patient Emergency Use

Under Emergency use conditions a single patient with Ebola infection with multiple organ dysfunction was treated with the Hemopurifier at Frankfurt University Hospital in Germany. The patient tolerated a single 6.5-hour Hemopurifier treatment. Prior to treatment, the Ebola viral load was measured at 400,000 copies/ml. The post-treatment viral load was 1,000 copies/ml. Calculations by the treating physician indicated that 242 million copies of Ebola virus were captured within the Hemopurifier during treatment. The patient made a full recovery. Based on this experience, the Company filed an Expanded Access protocol with the FDA to treat Ebola virus infected patients in up to ten centers in the United States and a corresponding protocol was approved by HealthCanada. These protocols remain open, allowing Hemopurifier treatment to be offered to patients presenting for care in both countries. In 2018, the FDA designated the Hemopurifier as a Breakthrough Device “… for the treatment of life-threatening viruses that are not addressed with approved therapies.”

Severe Acute SARS-CoV-2/COVID-19 Infection – Emergency Use and Clinical Trials

SARS-COV-2, the causative agent of COVID-19 is a member of the coronavirus family, which includes the original SARS virus, SARS-CoV, and the MERS virus. SARS-CoV-2, found to contain mannose on the envelope surface. This suggests that the Hemopurifier could potentially clear it from biological fluids, including blood.

Under Single Patient Emergency Use regulations, we have treated two patients with COVID-19 with the Hemopurifier. We published a manuscript reviewing case studies covering those two Single Patient Emergency Use treatments entitled “Removal of COVID-19 Spike Protein, Whole Virus, Exosomes and Exosomal microRNAs by the Hemopurifier® Lectin-Affinity Cartridge in Critically Ill Patients with COVID-19 Infection” in the peer-reviewed journal Frontiers in Medicine.

The manuscript described the use of the Hemopurifier for a total of nine sessions in two critically ill COVID-19 patients. The first case study demonstrated the improvement in the patient who was a SARS-COV-2 positive COVID-19 present at entry to the hospital, with associated coagulopathy, or CAC, lung injury, inflammation, and tissue injury despite the absence of demonstrable COVID-19 viremia at the start of treatment at Day 22.This patient received eight Hemopurifier treatments without complications and eventually was weaned from a ventilator and was discharged from the hospital. Plasma samples from this patient revealed a decrease in extracellular vesicle counts over the course of the eight treatments and decreases in exosomal microRNAs associated with the development of coagulopathy and acute lung injury.

The second patient case study demonstrated in vivo removal of SARS-CoV-2 virus from the blood stream of an infected patient. This patient completed a six-hour Hemopurifier treatment without complications and subsequently was placed on continuous renal replacement therapy, or CRRT. The patient ultimately expired three hours after being placed on CRRT because of the advanced stage of the patient’s disease.

On June 17, 2020, the FDA approved a supplement to our open IDE for the Hemopurifier in viral disease to allow for the testing of the Hemopurifier in patients with SARS-CoV-2/COVID-19 in a New Feasibility Study. That study was designed to enroll up to 40 subjects at up to 20 centers in the United States. Subjects had to have an established laboratory diagnosis of COVID-19, be admitted to an ICU, and have acute lung injury and/or severe or life-threatening disease, among other criteria. Endpoints for this study, in addition to safety, include reduction in circulating virus, as well as clinical outcomes (NCT # 04595903). In June 2022, the Company completed the treatment protocol for its first patient in this study.

In June 2022, the Company completed the treatment protocol of the only participant enrolled in the study. study. The patient received one HP treatment daily for 4 days. This patient died following cardiac arrest (not related to the HP treatment) as a consequence of severe COVID-19 pneumonia. Blood samples taken from the patient did not reveal any evidence of viremia. Plasma sent for cytokine analysis revealed a numeric decrease in the levels of IP-10, MCP-1, and IL-10.

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A similarly designed trial was also conducted in India. One patient was enrolled on February 16, 2022, at Medanta Medicity Hospital, Gurugram, Haryana 12200, India. The patient tolerated one HP treatment daily for three days. On 19 February 2022, in the first 15 min during the 3rd treatment, one nonserious Grade 2 AE was reported (hemolysis and leaking of the filter). The filter was replaced, and therapy resumed without sequalae. On Day #4 the patient suffered asystole and died due to clinical deterioration unrelated to the device. During the first Hemopurifier treatment (T1) there was a gradual decrease in viral load from the baseline at 4923 copies/mL decreasing steadily to 1307 copies/mL over five hours, indicating a 73% reduction from baseline. At the beginning of the second Hemopurifier treatment (T2), the viral load was 850 copies/mL, dropped below the lower limit of quantification within an hour, and remained undetectable, suggesting rapid clearance. The viral load before the third treatment (T3) was below the quantification limit but unexpectedly rose at 3 hours (636 copies/mL), peaking at 4 hours (1583 copies/mL), and slightly decreasing at 5 hours (1104 copies/mL). This irregular pattern suggests possible delayed RNA release, sample variability, or another biological factor affecting detection. The cumulative data shows a reduced SARs-CoV-2 viral load during the first two Hemopurifier treatments but not during the third treatment.

Due to lack of eligible patients in the ICU the clinical trial was closed as of November 22, 2022.

Oncology- U.S. Clinical Trial in Head and Neck Cancer

A single center clinical trial entitled “Depleting Exosomes to Improve Response to Immune Therapy in Head and Neck Squamous Cell Cancer: An Early Feasibility Phase I Clinical Trial” was conducted under a US IDE at the University of Pittsburgh. This was a single arm Phase 1 clinical trial designed to evaluate the safety and efficacy of the Hemopurifier plus pembrolizumab for the treatment of patients with recurrent or metastatic head and neck squamous cell cancer. All patients were treated with pembrolizumab every 21 days as standard of care. The patients were to receive a 4-hour Hemopurifier treatment before Pembrolizumab infusions 2 occasions 21 days apart. A total of 2 patients were enrolled in the study with the first occurring on Dec 14, 2020. The first patients received 2 HP treatments, and the second patient received one HP treatment. The second treatment in the second patient was terminated due to operator error. Eighteen no serious adverse events occurred in the two patients with none thought related to the device.

The only exploratory efficacy laboratory analysis that was performed in this study was a determination of the total nanoparticle concentrations in the 1st patient prior to and for 14 days after the second HP treatment. Total nanoparticle concentrations decreased following each Hemopurifier treatment. Following Hemopurifier treatment, the total nanoparticle concentrations rose by about Day 7 but did not reach the baseline levels. Exosomes levels are a component of the total nanoparticle concentration but exosome levels over time were not specifically determined.

Research and Development Costs

A substantial portion of our operating budget is used for research and development activities. The cost of research and development, all of which has been charged to operations, amounted to approximately $2,212,000 and $2,520,000 in the fiscal years ended March 31, 2025 and 2024, respectively. For the three-month periods ended June 30, 2025 and 2024, research as development expenses were $524,368 and $414,658, respectively.

Recent Developments

On June 25, 2025, the Company received notice from Nasdaq stating the Company has regained compliance with Listing Rule 5550(a)(2), and that the matter is now closed.

Reverse Split – Following the approval of a reverse stock split at a Special Meeting of Stockholders on May 13, 2025, our Board of Directors approved a 1-for-8 reverse stock split of our outstanding shares of Common Stock, effective as of the close of business on June 6, 2025 with an effective trading date of June 9, 2025. Accordingly, each eight shares of outstanding common stock held by stockholders were combined into one share of common stock. Our authorized common stock remained at 60,000,000 shares following the stock split. We issued an additional 77 shares as a result of rounding up fractional shares related to the reverse stock split.

On June 2, 2025, a second patient was treated with the Hemopurifier at GenesisCare North Shore Hospital in Sydney, Australia. The patient was treated with the Aethlon Hemopurifier for 4 hours in a single day and tolerated the procedure without complications. The patient will have follow-up safety visits, EV and T cell measurements as well as imaging for clinical response.

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Intellectual Property

We currently own or have license rights to a number of U.S. and foreign patents and patent applications and endeavor to continually improve our intellectual property position. We consider the protection of our technology, whether owned or licensed, to the exclusion of use by others, to be vital to our business. While we intend to focus primarily on patented or patentable technology, we also rely on trade secrets, unpatented property, know-how, regulatory exclusivity, patent extensions and continuing technological innovation to develop our competitive position. We also own certain trademarks.

Our success depends in large part on our ability to protect our proprietary technology, including the Hemopurifier product platform, and to operate without infringing the proprietary rights of third parties. We rely on a combination of patent, trade secret, copyright and trademark laws, as well as confidentiality agreements, licensing agreements and other agreements, to establish and protect our proprietary rights. Our success also depends, in part, on our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products or processes, obtain licenses or cease sales of products or certain activities.

To protect our proprietary medical technologies, including the Hemopurifier product platform and other scientific discoveries, we have a portfolio of over 32 issued patents and pending applications worldwide. We currently have three issued U.S. patents and 14 issued patents in countries outside of the United States. In addition, we have 15 patent applications pending worldwide related to our Hemopurifier product platform and other technologies. We are seeking additional patents on our scientific discoveries.

It is possible that our pending patent applications may not result in issued patents, that we will not develop additional proprietary products that are patentable, that any patents issued to us may not provide us with competitive advantages or will be challenged by third parties and that the patents of others may prevent the commercialization of products incorporating our technology. Furthermore, others may independently develop similar products, duplicate our products or design around our patents. U.S. patent applications are not immediately made public, so it is possible that a third party may obtain a patent on a technology we are actively using.

There is a risk that any patent applications that we file and any patents that we hold or later obtain could be challenged by third parties and declared invalid or unenforceable. For many of our pending applications, patent interference proceedings may be instituted with the U.S. Patent and Trademark Office, or the USPTO, when more than one person files a patent application covering the same technology, or if someone wishes to challenge the validity of an issued patent. At the completion of the interference proceeding, the USPTO will determine which competing applicant is entitled to the patent, or whether an issued patent is valid. Patent interference proceedings are complex, highly contested legal proceedings, and the USPTO’s decision is subject to appeal. This means that if an interference proceeding arises with respect to any of our patent applications, we may experience significant expenses and delays in obtaining a patent, and if the outcome of the proceeding is unfavorable to us, the patent could be issued to a competitor rather than to us. Third parties can file post-grant proceedings in the USPTO, seeking to have issued patent invalidated, within nine months of issuance. This means that patents undergoing post-grant proceedings may be lost, or some or all claims may require amendment or cancellation, if the outcome of the proceedings is unfavorable to us. Post-grant proceedings are complex and could result in a reduction or loss of patent rights. The institution of post-grant proceedings against our patents could also result in significant expenses.

Patent law outside the United States is uncertain and in many countries, is currently undergoing review and revisions. The laws of some countries may not protect our proprietary rights to the same extent as the laws of the United States. Third parties may attempt to oppose the issuance of patents to us in foreign countries by initiating opposition proceedings. Opposition proceedings against any of our patent filings in a foreign country could have an adverse effect on our corresponding patents that are issued or pending in the United States. It may be necessary or useful for us to participate in proceedings to determine the validity of our patents or our competitors’ patents that have been issued in countries other than the United States. This could result in substantial costs, divert our efforts and attention from other aspects of our business, and could have a material adverse effect on our results of operations and financial condition. Outside of the United States, we currently have pending patent applications or issued patents in Europe, India, Russia, Canada, Japan, Singapore and Hong Kong.

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In addition to patent protection, we rely on unpatented trade secrets and proprietary technological expertise. It is possible that others could independently develop or otherwise acquire substantially equivalent technology, somehow gain access to our trade secrets and proprietary technological expertise or disclose such trade secrets, or that we may not successfully ultimately protect our rights to such unpatented trade secrets and proprietary technological expertise. We rely, in part, on confidentiality agreements with our marketing partners, employees, advisors, vendors and consultants to protect our trade secrets and proprietary technological expertise. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Patents

The following table lists our issued patents and patent applications, including their ownership status, including relevant patent term adjustments (PTA), which is a process of extending the term of a U.S. patent:

Patents Issued in the United States

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
9,707,333	Extracorporeal removal of microvesicular particles	7/18/17	Owned	1/6/29
9,364,601	Extracorporeal removal of microvesicular particles	6/14/16	Owned	5/30/29
8,288,172	Extracorporeal removal of microvesicular particles	10/16/12	Owned	3/09/27 05/30/29 (with 813 days Patent Term Adjustment (PTA))

Patent Applications Pending in the United States

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
17/918,085	Devices and methods for treating a coronavirus infection and symptoms thereof	10/10/22	Owned
18/700571	Devices and methods for treating a viral infection and symptoms thereof	04/11/24	Owned

Foreign Patents

PATENT #	PATENT NAME	ISSUANCE DATE	OWNED OR LICENSED	EXPIRATION DATE
60 2011 035 500.7	Methods for quantifying exosomes (Germany)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (France)	3/01/17	Owned	7/07/31
2591359	Methods for quantifying exosomes (Great Britain)	3/01/17	Owned	7/07/31
11804372	Methods for quantifying exosomes (Spain)	3/01/17	Owned	7/07/31
2644855	Extracorporeal removal of microvesicular particles (Canada)	11/19/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Germany)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Switzerland)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Spain)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (France)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Great Britain)	4/24/19	Owned	3/09/27
502019000055563	Extracorporeal removal of microvesicular particles (Italy)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Netherlands)	4/24/19	Owned	3/09/27
1993600	Extracorporeal removal of microvesicular particles (Sweden)	4/24/19	Owned	3/09/27
1126138	Extracorporeal removal of microvesicular particles (Hong Kong)	6/19/20	Owned	3/09/27

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Pending Foreign Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
8139/DELNP/2008	Extracorporeal removal of microvesicular particles (exosomes) (India)	3/9/07	Owned
2021256402	Devices and methods for treating a coronavirus infection and symptoms thereof (Australia)	10/16/22	Owned
3178687	Devices and methods for treating a coronavirus infection and symptoms thereof (Canada)	9/29/22	Owned
21788894.0	Devices and methods for treating a coronavirus infection and symptoms thereof (Europe)	10/26/22	Owned
62023077768.7	Devices and methods for treating a coronavirus infection and symptoms thereof (Hong Kong)	08/17/23	Owned
297109	Devices and methods for treating a coronavirus infection and symptoms thereof (Israel)	10/6/22	Owned
2023-505809	Devices and methods for treating a coronavirus infection and symptoms thereof (Japan)	10/12/22	Owned
2022361924	Devices and methods for treating a viral infection and symptoms thereof (Australia)	04/12/24	Owned
2024-522200	Devices and methods for treating a viral infection and symptoms thereof (Japan)	04/12/24	Owned
3235306	Devices and methods for treating a viral infection and symptoms thereof (Canada)	4/11/2024	Owned
22881946.2	Devices and methods for treating a viral infection and symptoms thereof (Europe)	4/23/2024	Owned
62025103640	Devices and methods for treating a viral infection and symptoms thereof (Hong Kong)	2/18/2025	Owned

Pending International Patent Applications

APPLICATION #	APPLICATION NAME	FILING DATE	OWNED OR LICENSED
PCT/US2024/015614	Removal of exosomes, ectosomes, mirnas, circulating nucleic acids, and viral particles with	2/13/24	Owned

Trademarks

APPLICATION NAME	Countries	Priority Date	OWNED OR LICENSED
*SANSAGITTA	Madrid, Australia, Canada, the EU, UK, and India	7/8/2021	Owned

* The US Application for SANSAGITTA abandoned on 12/2/24. It was used as the basis application for a Madrid registration, and the corresponding above-listed designated country registrations can be converted to national applications to avoid abandonment.

Trademarks

In addition to the Tausome, Sansagitta and Hemosagitta trademarks noted in the above table, we also have trademark registrations in the United States for Hemopurifier and Aethlon Medical, Inc., and obtained a trademark registration in India for Hemopurifier. We also have common law trademark rights in Aethlon ADAPT™ and ELLSA™.

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Industry & Competition

The industry for treating infectious disease and cancer is extremely competitive, and companies developing new treatment procedures face significant capital and regulatory challenges. As our Hemopurifier is a clinical-stage device, we have the additional challenge of establishing medical industry support, which will be driven by treatment data resulting from human clinical studies. Should our device become market cleared by the FDA or the regulatory body of another country, we may face significant competition from well-funded pharmaceutical organizations. Additionally, we would likely need to establish large-scale production of our device in order to be competitive. Our competitors include blood filters produced by ExThera Medical Corporation.

Government Regulation

The Hemopurifier is subject to regulation by numerous regulatory bodies, primarily the FDA, and comparable international regulatory agencies. These agencies require manufacturers of medical devices to comply with applicable laws and regulations governing the development, testing, manufacturing, labeling, marketing, storage, distribution, advertising and promotion, and post-marketing surveillance reporting of medical devices. As the primary mode of action of the Hemopurifier is attributable to the device component of this combination product, the CDRH has primary jurisdiction over its premarket development, review and approval. Failure to comply with applicable requirements may subject a device and/or its manufacturer to a variety of administrative sanctions, such as issuance of warning letters, import detentions, civil monetary penalties and/or judicial sanctions, such as product seizures, injunctions and criminal prosecution.

FDA’s Pre-market Clearance and Approval Requirements

Each medical device we seek to commercially distribute in the United States will require either a prior 510(k) clearance, unless it is exempt, or a pre-market approval from the FDA. Generally, if a new device has a predicate that is already on the market under a 510(k) clearance, the FDA will allow that new device to be marketed under a 510(k) clearance; otherwise, a premarket approval, or PMA, is required. Medical devices are classified into one of three classes—Class I, Class II or Class III—depending on the degree of risk associated with each medical device and the extent of control needed to provide reasonable assurance of safety and effectiveness. Class I devices are deemed to be low risk and are subject to the general controls of the Federal Food, Drug and Cosmetic Act, such as provisions that relate to: adulteration; misbranding; registration and listing; notification, including repair, replacement, or refund; records and reports; and good manufacturing practices. Most Class I devices are classified as exempt from pre-market notification under section 510(k) of the FD&C Act, and therefore may be commercially distributed without obtaining 510(k) clearance from the FDA. Class II devices are subject to both general controls and special controls to provide reasonable assurance of safety and effectiveness. Special controls include performance standards, post market surveillance, patient registries and guidance documents. A manufacturer may be required to submit to the FDA a pre-market notification requesting permission to commercially distribute some Class II devices. Devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared 510(k) device, are placed in Class III. A Class III device cannot be marketed in the United States unless the FDA approves the device after submission of a PMA. However, there are some Class III devices for which FDA has not yet called for a PMA. For these devices, the manufacturer must submit a pre-market notification and obtain 510(k) clearance in orders to commercially distribute these devices. The FDA can also impose sales, marketing or other restrictions on devices in order to assure that they are used in a safe and effective manner. We believe that the Hemopurifier will be classified as a Class III device and as such will be subject to PMA submission and approval.

Pre-market Approval Pathway

A pre-market approval application must be submitted to the FDA for Class III devices for which the FDA has required a PMA. The pre-market approval application process is much more demanding than the 510(k) pre-market notification process. A pre-market approval application must be supported by extensive data, including but not limited to technical, preclinical, clinical trials, manufacturing and labeling to demonstrate to the FDA’s satisfaction reasonable evidence of safety and effectiveness of the device.

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After a pre-market approval application is submitted, the FDA has 45 days to determine whether the application is sufficiently complete to permit a substantive review and thus whether the FDA will file the application for review. The FDA has 180 days to review a filed pre-market approval application, although the review of an application generally occurs over a significantly longer period of time and can take up to several years. During this review period, the FDA may request additional information or clarification of the information already provided. Also, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the device.

Although the FDA is not bound by the advisory panel decision, the panel’s recommendations are important to the FDA’s overall decision making process. In addition, the FDA may conduct a preapproval inspection of the manufacturing facility to ensure compliance with the Quality System Regulation, or QSR. The agency also may inspect one or more clinical sites to assure compliance with FDA’s regulations.

Upon completion of the PMA review, the FDA may: (i) approve the PMA which authorizes commercial marketing with specific prescribing information for one or more indications, which can be more limited than those originally sought; (ii) issue an approvable letter which indicates the FDA’s belief that the PMA is approvable and states what additional information the FDA requires, or the post-approval commitments that must be agreed to prior to approval; (iii) issue a not approvable letter which outlines steps required for approval, but which are typically more onerous than those in an approvable letter, and may require additional clinical trials that are often expensive and time consuming and can delay approval for months or even years; or (iv) deny the application. If the FDA issues an approvable or not approvable letter, the applicant has 180 days to respond, after which the FDA’s review clock is reset.

Emergency Use Authorizations, or EUAs, are granted by FDA in public health emergencies but allow use of the authorized device only during the period of the respective public health emergency, and do not change the requirement to ultimately seek PMA approval after the authorization period has ended.

Clinical Trials

Clinical trials are almost always required to support pre-market approval and are sometimes required for 510(k) clearance. In the United States, for significant risk devices, these trials require submission of an application for an IDE to the FDA. The IDE application must be supported by appropriate data, such as animal and laboratory testing results, showing it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE must be approved in advance by the FDA for a specific number of patients at specified study sites. During the trial, the sponsor must comply with the FDA’s IDE requirements for investigator selection, trial monitoring, reporting and recordkeeping. The investigators must obtain patient informed consent, rigorously follow the investigational plan and study protocol, control the disposition of investigational devices and comply with all reporting and recordkeeping requirements. Clinical trials for significant risk devices may not begin until the IDE application is approved by the FDA and the appropriate institutional review boards, or IRBs, at the clinical trial sites. An IRB is an appropriately constituted group that has been formally designated to review and monitor medical research involving subjects and which has the authority to approve, require modifications in, or disapprove research to protect the rights, safety and welfare of human research subjects. The FDA or the IRB at each site at which a clinical trial is being performed may withdraw approval of a clinical trial at any time for various reasons, including a belief that the risks to study subjects outweigh the benefits or a failure to comply with FDA or IRB requirements. Even if a trial is completed, the results of clinical testing may not demonstrate the safety and effectiveness of the device, may be equivocal or may otherwise not be sufficient to obtain approval or clearance of the product.

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Ongoing Regulation by the FDA

Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. Even after a device receives clearance or approval and is placed on the market, numerous regulatory requirements apply. These include:

•	establishment registration and device listing;

•	the QSR, which requires manufacturers, including third-party manufacturers, to follow stringent design, testing, control, documentation and other quality assurance procedures during all aspects of the manufacturing process;

•	labeling regulations and the FDA prohibitions against the promotion of products for uncleared, unapproved or “off-label” uses and other requirements related to promotional activities;

•	medical device reporting regulations, which require that manufactures report to the FDA if their device may have caused or contributed to a death or serious injury, or if their device malfunctioned and the device or a similar device marketed by the manufacturer would be likely to cause or contribute to a death or serious injury if the malfunction were to recur;

•	corrections and removal reporting regulations, which require that manufactures report to the FDA field corrections or removals if undertaken to reduce a risk to health posed by a device or to remedy a violation of the FDCA that may present a risk to health; and

•	post market surveillance regulations, which apply to certain Class II or III devices when necessary to protect the public health or to provide additional safety and effectiveness data for the device.

Some changes to an approved PMA device, including changes in indications, labeling or manufacturing processes or facilities, require submission and FDA approval of a new PMA or PMA supplement, as appropriate, before the change can be implemented. Supplements to a PMA often require the submission of the same type of information required for an original PMA, except that the supplement is generally limited to that information needed to support the proposed change from the device covered by the original PMA. The FDA uses the same procedures and actions in reviewing PMA supplements as it does in reviewing original PMAs.

Failure by us or by our suppliers to comply with applicable regulatory requirements can result in enforcement action by the FDA or state authorities, which may include any of the following sanctions:

•	warning or untitled letters, fines, injunctions, consent decrees and civil penalties;

•	customer notifications, voluntary or mandatory recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	delay in processing submissions or applications for new products or modifications to existing products;

•	withdrawing approvals that have already been granted; and

•	criminal prosecution.

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The Medical Device Reporting laws and regulations require us to provide information to the FDA when we receive or otherwise become aware of information that reasonably suggests our device may have caused or contributed to a death or serious injury as well as a device malfunction that likely would cause or contribute to death or serious injury if the malfunction were to recur. In addition, the FDA prohibits an approved device from being marketed for off-label use. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including substantial monetary penalties and criminal prosecution.

Newly discovered or developed safety or effectiveness data may require changes to a product’s labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA’s policies may change, which could delay or prevent regulatory clearance or approval of our products under development.

Healthcare Regulation

In addition to the FDA’s restrictions on marketing of pharmaceutical products, the U.S. healthcare laws and regulations that may affect our ability to operate include: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and other healthcare professionals (such as physicians assistants and nurse practitioners) and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. For example, states have anti-kickback and false claims laws that may be broader in scope than analogous federal laws and may apply regardless of payor. In addition, state data privacy laws that protect the security of health information may differ from each other and may not be preempted by federal law. Moreover, several states have enacted legislation requiring pharmaceutical manufacturers to, among other things, establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales and marketing activities, report information related to drug pricing, require the registration of sales representatives, and prohibit certain other sales and marketing practices. These laws may adversely affect our sales, marketing and other activities with respect to any product candidate for which we receive approval to market in the United States by imposing administrative and compliance burdens on us.

Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of our business activities, particularly any sales and marketing activities after a product candidate has been approved for marketing in the United States, could be subject to legal challenge and enforcement actions. If our operations are found to be in violation of any of the federal and state laws described above or any other governmental regulations that apply to us, we may be subject to significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory approval, manufacture and marketing of regulated products or the reimbursement thereof. For example, in the United States, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, ACA, among other things, reduced and/or limited Medicare reimbursement to certain providers and imposed an annual excise tax of 2.3% on any entity that manufactures or imports medical devices offered for sale in the United States, with limited exceptions. However, the 2020 federal spending package permanently eliminated, effective January 1, 2020, this ACA-mandated medical device tax. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the "donut hole" under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the ACA will be subject to judicial or congressional challenges in the future. It is unclear how such challenges and any additional healthcare reform measures will impact the ACA.

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Other legislative changes have been proposed and adopted since the ACA was enacted. The Budget Control Act of 2011, as amended by subsequent legislation, further reduces Medicare’s payments to providers by two percent through fiscal year 2032. These reductions may reduce providers’ revenues or profits, which could affect their ability to purchase new technologies. Furthermore, the healthcare industry in the United States has experienced a trend toward cost containment as government and private insurers seek to control healthcare costs by imposing lower payment rates and negotiating reduced contract rates with service providers. In July 2021, the Biden Administration released an executive order, “Promoting Competition in the American Economy,” which contained provisions relating to prescription drugs. On September 9, 2021, in response to this executive order, the U.S. Department of Health and Human Services, or HHS, released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023, although they may be subject to legal challenges. HHS has and will continue to issue and update guidance as these programs are implemented. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. In addition, in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Center for Medicare and Medicaid Innovation which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

Legislation could be adopted in the future that limits payments for our products from governmental payors. In addition, commercial payors such as insurance companies could adopt similar policies that limit reimbursement for medical device manufacturers’ products.

Coverage and Reimbursement

In both the U.S. and international markets, the use of medical devices is dependent in part on the availability of reimbursement from third-party payors, such as government and private insurance plans. Healthcare providers that use medical devices generally rely on third-party payors to pay for all or part of the costs and fees associated with the medical procedures being performed or to compensate them for their patient care services. Should our Hemopurifier or any other products under development be approved for commercialization by the FDA, any such products may not be considered cost-effective, reimbursement may not be available in the United States or other countries, if approved, and reimbursement may not be sufficient to allow sales of our future products on a profitable basis. The coverage decisions of third-party payors will be significantly influenced by the assessment of our future products by health technology assessment bodies. If approved for use in the United States, we expect that any products that we develop, including the Hemopurifier, will be purchased primarily by medical institutions, which will in turn bill various third-party payors for the health care services provided to patients at their facility. Payors may include the Centers for Medicare & Medicaid Services, or CMS, which administers the Medicare program and works in partnership with state governments to administer Medicaid, other government programs and private insurance plans. The process involved in applying for coverage and reimbursement from CMS is lengthy and expensive. Further, Medicare coverage is based on our ability to demonstrate that the treatment is “reasonable and necessary” for Medicare beneficiaries. Even if products utilizing our Hemopurifier technology receive FDA and other regulatory clearance or approval, they may not be granted coverage and reimbursement by any payor, including by CMS. Many private payors use coverage decisions and payment amounts determined by CMS as guidelines in setting their coverage and reimbursement policies and amounts. However, no uniform policy for coverage and reimbursement for medical devices exists among third-party payors in the United States. Therefore, coverage and reimbursement can differ significantly from payor to payor.

Manufacturing

Historically, manufacturing of our Hemopurifier occurred in collaboration with a contract manufacturer based in California under current Good Manufacturing Practice, or cGMP, regulations promulgated by the FDA. Our contract manufacturer is registered with the FDA. To date, our manufacture of the Hemopurifier has been limited to quantities necessary to support our clinical studies.

In May 2024, the FDA approved the use of our own manufacturing facility to manufacture Hemopurifiers.

Our costs of compliance with federal, state and local environmental laws have been immaterial to date.

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Sources and Availability of Raw Materials and the Names of Principal Suppliers

Aethlon personnel assemble the various components of the Hemopurifier with materials from our various suppliers, which are purchased and released by Aethlon. Specifically, the Hemopurifier contains three critical components with limited available suppliers. The GNA lectin is sourced from Vector Laboratories Inc. and also is available from other suppliers. Our intended transition from Vector Laboratories to a new supplier for GNA is delayed as we work with the FDA for approval of our supplement to our IDE, which is required to make this manufacturing change. The base cartridge on which the Hemopurifier is constructed is sourced from Medica S.p.A and we are dependent on the continued availability of these cartridges. Although there are other suppliers, the process of qualifying a new supplier takes time and regulatory approvals must be obtained. We currently purchase the diatomaceous earth from Janus Scientific, Inc., as the distributor; however, the product is manufactured by Imerys Minerals Ltd. There potentially are other suppliers of this product, but as with the cartridges, qualifying and obtaining required regulatory approvals takes time and resources.

Sales and Marketing

We do not currently have any sales and marketing capability. With respect to commercialization efforts in the future, we intend to build or contract for distribution, sales and marketing capabilities for any product candidate that is approved. From time to time, we have had and are having strategic discussions with potential collaboration partners for our product candidates, although no assurance can be given that we will be able to enter into one or more collaboration agreements for our product candidates on acceptable terms, if at all.

Product Liability

The risk of product liability claims, product recalls and associated adverse publicity is inherent in the testing, manufacturing, marketing and sale of medical products. We have limited clinical trial liability insurance coverage. It is possible that future insurance coverage may not be adequate or available. We may not be able to secure product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for mandatory damages could exceed the amount of our coverage. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product recall could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of other future product candidates.

Employees

As of August 21, 2025, we had 9 full-time employees and no part-time employees. All of our employees are located in the United States. We do intend to hire additional employees. We utilize, whenever appropriate, consultants in order to conserve cash and resources.

We believe our employee relations are good. None of our employees are represented by a labor union or are subject to collective-bargaining agreements.

Summary Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

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Risk Factor Summary

Risks Relating to Our Financial Position and Need for Additional Capital

•	We have a history of significant operating losses and expect continued losses for the foreseeable future.
•	We currently have no revenue streams and may not obtain future government contracts or grants.
•	There is substantial doubt about our ability to continue operations for 12 months following our most recent financial statements.
•	We plan to raise capital via equity markets, but there is no assurance of success.
•	Additional financing is essential for operations, clinical trials, regulatory approvals, and product development.
•	Equity or convertible debt financing may significantly dilute existing stockholders and impact control.
•	External economic factors, including inflation and market volatility, may impair our ability to raise capital.
•	Our status as a going concern is uncertain, which could harm our share price, credibility, and commercial relationships.
•	Inability to continue as a going concern may lead to drastic cost-cutting or even ceasing operations.
•	Employee morale, key personnel retention, and vendor relationships may be adversely affected by going concern doubts.

Risks Related to Our Securities and the Inducement Offering and Company Offering

•	The Company Offering is on a best-efforts basis with no minimum; we may raise less capital than needed.
•	Investors may experience immediate and substantial dilution in the value of their shares upon purchase.
•	Further dilution could occur from future option, warrant, or stock issuances.
•	We have broad discretion in how we use offering proceeds, which may be used ineffectively.
•	Future sales or the perception of sales of our common stock could depress our stock price.
•	Warrant holders have no stockholder rights until exercise and may not realize value if our stock price stays low.
•	No public market exists for the offered warrants or pre-funded warrants, limiting their liquidity and value.
•	We will not receive meaningful funds upon the exercise of pre-funded warrants.
•	Pre-funded warrants are subject to beneficial ownership limits, potentially preventing holders from exercising when it is financially advantageous.

Reverse Stock Split

On June 6, 2025, the Company completed a reverse split of its outstanding shares of common stock at a ratio of 1-for-8. In connection with the reverse stock split, every 8 shares of the Company’s issued and outstanding common stock was automatically converted into one share of the Company’s common stock. Any fractional shares resulting from the reverse split were rounded up to the next whole share. All common stock amounts and prices in this Offering Circular reflect the consummation of the reverse split.

Our Corporate Information

On March 10, 1999, Aethlon, Inc., a California corporation, Hemex, Inc., a Delaware corporation and the accounting predecessor to Aethlon, Inc., and Bishop Equities, Inc., a publicly traded Nevada corporation, completed an Agreement and Plan of Reorganization structured to result in Bishop Equities, Inc.’s acquisition of all of the outstanding common stock of Aethlon, Inc. and Hemex, Inc. Under the plan’s terms, Bishop Equities, Inc. issued shares of its common stock to the stockholders of Aethlon, Inc. and Hemex, Inc. such that Bishop Equities, Inc. then owned 100% of each company. Upon completion of the transaction, Bishop Equities, Inc. was renamed Aethlon Medical, Inc. Our executive offices are located at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121. Our telephone number is (619) 941-0360. Our website address is www.aethlonmedical.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision of whether to purchase our securities.

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Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

The Offering

Common stock offered by the Selling Securityholders	Up to 1,550,000 shares of common stock issuable upon exercise of the Inducement Warrants.

Common stock offered by us	4,566,210 shares.

Pre-funded warrants

We are also offering to those purchasers, if any, whose purchase of common stock in the Company Offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase up to 4,566,210 shares of our common stock. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock and accompanying warrants to purchase common stock are being sold to the public in the Company Offering, minus $0.001, and the exercise price of each pre-funded warrant will be $0.001 per share of common stock.

Each pre-funded warrant will be exercisable immediately upon issuance and will not expire. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrants. See “Description of the Securities We are Offering — Pre-Funded Warrants” for a discussion on the terms of the pre-funded warrants. Each pre-funded warrant is exercisable for one share of our common stock (subject to adjustment as provided therein) at any time at the option of the holder, provided that the holder will be prohibited from exercising its pre-funded warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates and certain related parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to us.

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Warrants

Warrants to purchase up to 4,566,210 shares of our common stock. Each share of our common stock, or pre-funded warrant in lieu thereof, is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an initial exercise price of $2.19 per share (representing 100% of the combined public offering price per share of common stock (or pre-funded warrant) in the Company Offering and accompanying warrant in this Company Offering), subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock. The warrants will be immediately exercisable and will expire on the fifth anniversary of the original issuance date. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such warrants.

To better understand the terms of the warrants, you should carefully read the “Description of Securities We are Offering – Warrants”. You should also read the form of warrant, which is filed as an exhibit to the registration statement that includes this prospectus.

Placement agent warrants	We have agreed to issue to the placement agent warrants to purchase a number of shares of common stock equal to 4% of the total number of shares of common stock issued in this offering. The placement agent’s warrant will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The placement agent’s warrant will be exercisable for the purchase of shares of our common stock at a price per share equal to the combined purchase price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering. We are also registering the shares of common stock issuable upon the exercise of the placement agent’s warrants.

Common stock outstanding after the Company Offering and the Inducement Offering	8,714,921 shares, assuming the exercise in full of the warrants in both the Company Offering and the Inducement Offering.

Use of proceeds	We will not receive any proceeds from the sale of shares of common stock offered by the Selling Securityholders under this prospectus. However, Aethlon will receive the proceeds of any cash exercise of the Inducements Warrants which are currently worth less than what an investor would pay for the shares thus the Selling Securityholders are unlikely to exercise their Inducement Warrants. Cash proceeds associated with the exercise(s) of the warrants, if any, are dependent on the Company’s stock price at the time of exercise. However, if we receive proceeds, we currently intend to use the proceeds general corporate purposes which will include research and development expenses, clinical trial expenses, capital expenditures and working capital. We may also use a portion of the net proceeds from the Company Offering to in-license, acquire, or invest in complementary businesses, technologies, products or assets. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

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Offering Price

For the Inducement Offering, the Selling Securityholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or privately negotiated prices.

For the Company Offering, $2.19 per share.

Listing Information	Our common stock is traded on the Nasdaq Capital Market under the symbol “AEMD.”

Risk Factors	An investment in our securities involves a high degree of risk. See the section entitled “Risk Factors” of this prospectus and the similarly titled sections in the documents incorporated by reference into this prospectus.

Lock-up	We along with and our officers, and directors have agreed with the placement agent, to not offer for sale, issue, sell, pledge or otherwise dispose of any common stock or securities convertible into common stock for a period of 60 days after the date of this prospectus.

The number of shares of our common stock to be outstanding after this offering is based on 2,598,711 shares of common stock outstanding as of August 21, 2025 and excludes as of such date:

•	6,546 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plan at a weighted-average exercise price of $130.52 per share;
•	53,574 shares of common stock issuable pursuant to outstanding restricted stock units;
•	319,518 shares of common stock reserved for future issuance under our equity incentive plan; and
•	2,129,187 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $3.44 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2025, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC or any free writing prospectus, before deciding whether to purchase our securities in this offering. All of these risk factors are incorporated herein in their entirety. The risks described below and incorporated by reference are material risks currently known, expected or reasonably foreseeable by us. However, the risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business, operating results, prospects or financial condition. If any of these risks actually materialize, our business, prospects, financial condition, and results of operations could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants to decline, resulting in a loss of all or part of your investment.

Risks Relating to Our Financial Position and Need for Additional Capital

We have incurred significant losses and expect to continue to incur losses for the foreseeable future.

We have never been profitable. We did not generate any revenue during the fiscal years ended March 31, 2025 and March 31, 2024. In prior fiscal years we did record revenue from government contracts. We do not currently have any research grants or contracts. It is possible that we may not be able to enter into future government contracts. Future profitability, if any, will require the successful commercialization of our Hemopurifier technology or any other product that we develop or from additional government contract or grant income we may obtain. We may not be able to successfully commercialize the Hemopurifier or any other products, and even if commercialization is successful, we may never be profitable. While we currently have over $5.5 million in cash and cash equivalents and have been carrying out certain expense reductions since November 2023, our planned additional expense reductions may not materialize and/or our patient recruitment may occur more rapidly than expected along with the concomitant increases in expenses; therefore there is substantial doubt that our cash on hand will carry the company for 12 months beyond the filing date of the financial statements included in the Annual Report for the period ended March 31, 2025.

We do plan to access the equity markets for additional capital, however, there can be no assurance that we will be able to access such additional capital.

We will require additional financing to sustain our operations, achieve our business objectives and satisfy our cash obligations, which may dilute the ownership of our existing stockholders.

We will require significant additional financing for our operations and for expected additional future clinical trials in the United States, India and Australia, regulatory clearances, and continued research and development activities for the Hemopurifier and other future products. In addition, as we expand our activities, our overhead costs to support personnel, laboratory materials and infrastructure will increase. We may also choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital and to strengthen our financial position. Any sale of additional equity or convertible debt securities could result in dilution of the equity interests of our existing stockholders. Additionally, new investors may require that we and certain of our stockholders enter into voting arrangements that give them additional voting control or representation on our Board of Directors. If required financing is unavailable to us on reasonable terms, or at all, we may be unable to support our operations, including our research and development activities, which would have a material adverse effect on our ability to commercialize our products or continue our business.

Our ability to raise additional funds may be adversely impacted by our ability to remain listed on Nasdaq, the potential worsening global economic conditions and disruptions to and volatility in the credit and financial markets in the United States, including due to bank failures, actual or perceived changes in interest rates and economic inflation, and worldwide resulting from macroeconomic factors. Because of the numerous risks and uncertainties associated with product development, we cannot predict the timing or amount of increased expenses and cannot assure you that we will ever be profitable or generate positive cash flow from operating activities.

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We may not currently or in the future be able to continue as a going concern.

The financial statements in this Annual Report have been prepared on a going concern basis of accounting, which assumes that we will continue as a going concern, and do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company’s ability to continue as a going concern is dependent on our ability to generate revenues and raise capital. To date, we have not generated sufficient revenues to provide cash flows that enable us to finance our operations internally. In connection with an evaluation conducted by our management during the preparation of the financial statements included in this Annual Report, management concluded that there were conditions and events which raised substantial doubt as to the Company’s ability to continue as a going concern within twelve months after the date of the issuance of the financial statements included in this Annual Report.

The uncertainty regarding our ability to continue as a going concern could materially adversely affect our share price and our ability to service our indebtedness, raise new capital or enter into commercial transactions. To address these matters, we may take actions that materially and adversely affect our business, including significant reductions in research, development, administrative and commercial activities, reduction of our employee base, and ultimately curtailing or ceasing operations, any of which could materially adversely affect our business, financial condition, results of operations and share price. In addition, doubts about our ability to continue as a going concern could impact our relationships with partners, vendors and other third parties and our ability to obtain, maintain or renew contracts with them, or negatively impact our negotiating leverage with such parties, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, any loss of key personnel, employee attrition or material erosion of employee morale arising out of doubts about our ability to operate as a going concern could have a material adverse effect on our ability to effectively conduct our business and could impair our ability to execute our strategy and implement our business objectives, thereby having a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities and the Inducement Offering and Company Offering

The Inducement Warrants being registered are currently worth less than the exercise price, the Selling Securityholders are unlikely to exercise their Inducement Warrants and cash proceeds from an exercise are dependent upon the Company’s stock price.

The Inducement Warrants being registered in the registration statement of which this prospectus forms a part of, have an exercise price of $2.99 per share, while the closing price of the common stock was $2.19 per share on August 21, 2025. Since both the Inducement Warrants are currently worth less than what an investor would pay per share, the Selling Securityholders are unlikely to exercise. Cash proceeds associated with the exercise(s) of the Inducement Warrants, if any, are dependent on the Company’s stock price at the time of exercise.

The Company Offering is a best-efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in the Company Offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of the Company Offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth herein. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds to complete such short-term operations. Such additional fundraises may not be available or available on terms acceptable to us.

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If you purchase our securities in either the Company Offering or the Inducement Offering you may incur immediate and substantial dilution in the book value of your shares.

The combined public offering price per share of our common stock and accompanying warrant may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the assumed sale of shares of our common stock and accompanying warrants in this Company Offering, at an assumed combined public offering price of $ 2.19 per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on August 21, 2025), and after deducting the placement agent fees and estimated offering expenses payable by us and attributing no value to the warrants sold in this offering, purchasers of our common stock in this offering will incur immediate dilution of $0.43 per share in the net tangible book value of the common stock they acquire. In the event that you exercise your warrants, you may experience additional dilution to the extent that the exercise price of the warrants is higher than the tangible book value per share of our common stock. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In addition, to the extent that outstanding stock options or warrants, including the Inducement Warrants have been or may be exercised, outstanding restricted stock units have been or may be settled or other shares are issued, you may experience further dilution.

We have broad discretion in the use of the net proceeds we receive from the Company Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds we receive in the Company Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.

Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. If additional capital is raised through the sale of equity or convertible debt securities, or perceptions that those sales could occur, the issuance of these securities could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock, and our ability to raise capital in the future.

Holders of our warrants and pre-funded warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants or pre-funded warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrants or pre-funded warrants. Upon exercise of your warrants or pre-funded warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants may not have any value.

Each warrant will have an exercise price of not less than 100% of the last reported sale price of our common stock as of the close of the trading day immediately preceding the pricing of this offering and will expire on the [_] anniversary of the date they first become exercisable. In the event our common stock price does not exceed the exercise price of the warrants during the period when the warrants are exercisable, the warrants may not have any value.

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There is no public market for the warrants to purchase shares of our common stock or pre-funded warrants being offered in this offering.

There is no established public trading market for the warrants or pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active trading market, the liquidity of the warrants and pre-funded warrants will be limited.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of the nominal cash purchase price upon exercise. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial holders of shares of our common stock may not be permitted to exercise the Pre-Funded Warrants that they hold.

A holder of the Pre-Funded Warrants will not be entitled to exercise any portion of any Pre-Funded Warrant that, upon giving effect to such exercise, would cause: (i) the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, upon election of holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise; or (ii) the combined voting power of our securities beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or, upon election of holder, 9.99%) of the combined voting power of all of our securities outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. As a result, you may not be able to exercise your Pre-Funded Warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market and due to applicable transfer restrictions.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference contain forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in this prospectus or the documents incorporated herein by reference. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to successfully commercialize our products and technology, including our Hemopurifier;
•	our ability to raise additional capital to meet our working capital needs;
•	the timing and results of future clinical trials;
•	our ability to successfully complete our clinical trials;
•	our ability to identify and work with large-scale contracts with medical device manufacturers;
•	our ability to manufacture the Hemopurifier;
•	the impact of inflation, recent bank failures and military conflicts, as well as related political and economic responses on our business;
•	our ability to attract and retain executive management and directors;
•	the regulatory landscape for our products, domestically and internationally and our ability to comply with changing government regulations;
•	our ability to comply with the continued listing requirements of the Nasdaq Capital Market and maintain our listing on the Nasdaq Capital Market;
•	our expectations regarding growth potential for our business in the organ transplant setting;
•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;
•	any estimates regarding expenses, future revenue and capital requirements;
•	our ability to protect our proprietary technology through patent protection;
•	our product liability exposure;
•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets;
•	our ability to achieve sufficient market acceptance of any of our products or product candidates; and
•	our expected net proceeds from this offering and the use of the net proceeds from this offering.

In some cases, you can identify these statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “continue,” “seek,” “project,” “should,” “will,” “would” or the negative of those terms, and similar expressions. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus and any documents incorporated by reference herein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our common stock. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. In addition, even if our results of operations, financial condition and cash flows and the development of the markets in which we operate, are consistent with the forward-looking statements contained in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods. New factors emerge from time to time that may cause our business not to develop as we expect, and it is not possible for us to predict all of them. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among others, the following:

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•	estimates of our addressable market, market growth, future revenue, expenses, capital requirements and our needs for additional financing;
•	the implementation of our business model and strategic plans for our products and technologies;
•	competitive companies and technologies and our industry;
•	our ability to develop and commercialize new products;
•	our ability to establish and maintain intellectual property protection for our products or avoid or defend claims of infringement;
•	the performance of third party suppliers;
•	our ability to hire and retain key personnel and to manage our future growth effectively;
•	our ability to obtain additional financing in future offerings;
•	the volatility of the trading price of our common stock;
•	our expectations regarding use of proceeds from this offering;
•	the potential effects of government regulation;
•	the impact of trade wars and global instability; and
•	our expectations about market trends.

We discuss many of these risks in greater detail under the section titled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

You should carefully read this prospectus, the documents that we incorporate by reference into this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise.

This prospectus also refers to estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

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USE OF PROCEEDS

Inducement Offering

The Selling Securityholders will be offering the shares of common stock underlying the Inducement Warrants being covered by this prospectus at prevailing market prices or privately negotiated prices. We will not receive any proceeds from the sale of shares of common stock offered by the Selling Securityholder under this prospectus. However, we will receive the proceeds of any cash exercise of the Inducement Warrants. If all of the Inducement Warrants were exercised for cash, we would receive aggregate proceeds of approximately $4,634,500.Since the Inducement Warrants are currently worth less than what an investor would pay per share, the Selling Securityholder is unlikely to exercise. Cash proceeds associated with the exercise(s) of the Inducement Warrants, if any, are dependent on the Company’s stock price at the time of exercise. If we receive proceeds, we currently intend to use the proceeds for general corporate purposes.

Company Offering

We estimate that the net proceeds of the Company Offering will be approximately $9,190,000  based on the assumed combined public offering price of $ 2.19 per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on August 21, 2025), after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the warrants. Each $0.10 increase (decrease) in the assumed combined public offering price of $ 2.19 per share and accompanying warrant would increase (decrease) the net proceeds to us from this offering by approximately $433,000, assuming the number of shares and warrants offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. We may also increase or decrease the number of shares of our common stock and warrants we are offering. Each 1.0 million share increase (decrease) in the number of shares sold in this offering would increase (decrease) the expected net proceeds of the offering to us by approximately $2.1 million, assuming that the assumed combined public offering price per share and accompanying warrant remains the same.

We currently intend to use the net proceeds of the Company Offering for general corporate purposes, which will include research and development expenses, clinical trial expenses, capital expenditures and working capital. We may also use a portion of the net proceeds from the Company Offering to in-license, acquire, or invest in complementary businesses, technologies, products or assets. However, we have no current plans, commitments or obligations to do so. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

We cannot currently allocate specific percentages of the net proceeds to us from the Company Offering that we may use for the purposes specified above and our management will have broad discretion in the allocation of the net proceeds.

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SELLING SECURITYHOLDERS

This prospectus covers the resale or other disposition by the Selling Securityholders identified in the table below of up to 1,550,000 shares of common stock issuable upon the exercise Inducement Warrants.

We are registering the shares of common stock underlying the Inducement Warrants in order to permit the Selling Securityholders to offer the shares of common stock for resale from time to time. The registration of such common stock does not necessarily mean, however, that any of the shares of common stock will be offered or sold by the Selling Securityholders. We will not receive any proceeds from the sale of the common stock by the Selling Securityholders, and we have borne and will continue to bear the costs relating to the registration of these shares of common stock, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

The Inducement Warrants held by the Selling Securityholders contain limitations which prevent the holder from exercising those Inducement Warrants if such exercise or conversion would cause the Selling Securityholders, together with certain related parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise or conversion, excluding for purposes of such determination, common stock issuable upon exercise of the Inducement Warrants which have not been exercised.

The table below sets forth, as of August 21, 2025, the following information regarding the Selling Securityholders:

•	the name of the Selling Securityholders;
•	the number of shares of common stock owned by the Selling Securityholders prior to this offering, without regard to any beneficial ownership limitations contained in the Inducement Warrants;
•	the number of shares of common stock to be offered by the Selling Securityholders in this offering;
•	the number of shares of common stock to be owned by the Selling Securityholders assuming the sale of all of the shares of common stock covered by this prospectus; and
•	the percentage of our issued and outstanding shares of common stock to be owned by the Selling Securityholders assuming the sale of all of the common stock covered by this prospectus based on the number of shares of common stock issued and outstanding as of August 21, 2025.

Except as described above, the number of shares of common stock beneficially owned by the Selling Securityholders have been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of common stock that the Selling Securityholders have the right to acquire within 60 days after August 21, 2025.

Because the Selling Securityholders identified in the table may sell some or all of the shares of common stock beneficially owned and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Securityholders upon termination of this offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Securityholders will sell all of the shares of common stock owned beneficially that are covered by this prospectus, but will not sell any other shares of common stock that they presently own. The Selling Securityholders have not held any position or office, or otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

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Name of Selling Securityholder	Shares of Common Stock Beneficially Owned prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Shares of Common Stock Beneficially Owned after Offering	Percentage of Shares Beneficially Owned after Offering(2)
Armistice Capital, LLC(1)	185,000	1,550,000	(3)	185,000	7.11%

(1)	Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the Shares, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the securities of the Issuer held by the Master Fund and thus may be deemed to beneficially own the securities of the Issuer held by the Master Fund. Mr. Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the securities of the Issuer held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the securities of the Issuer directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital.

(2)	Percentage is based on 2,598,711 shares of common stock outstanding as of August 21, 2025, assuming the resale of all of the shares of common stock covered by this prospectus and giving effect to the 4.99% beneficial ownership blockers in the Warrants.

(3)	Assumes the sale of 1,550,000 shares of common stock underlying the Inducement Warrants.

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DILUTION

If you purchase our securities in the Company Offering, you may experience dilution to the extent of the difference between the combined public offering price per share and accompanying warrant in the Company Offering and our as adjusted net tangible book value per share immediately after the Company Offering, assuming no value is attributed to the warrants, and such warrants are accounted for and classified as equity. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of June 30, 2025, our net tangible book value was approximately $3,423,100, or approximately $1.32 per share.

After giving effect to the assumed sale by us of 4,566,210 shares of our common stock (assuming no pre-funded warrants in lieu of common stock are issued) and warrants to purchase up to 4,566,210 shares of our common stock in this offering at an assumed combined public offering price of $ 2.19 per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on August 21, 2025), assuming no exercise of the warrants or the placement agent’s warrant and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025 would have been approximately $12,613,100 million, or approximately $1.76 per share. This represents an immediate increase in net tangible book value of $0.44 per share to existing stockholders and an immediate dilution of $0.43 per share to new investors purchasing shares of our common stock and accompanying warrants in this offering, attributing none of the assumed combined public offering price to the warrants offered hereby. The following table illustrates this per share dilution:

Assumed combined public offering price per share and accompanying warrant		$2.19
Net tangible book value per share as of June 30, 2025	$1.32
Increase in net tangible book value per share after this offering	0.44

As adjusted net tangible book value per share after this offering		$1.76

Dilution per share to new investors
		$0.43

A $0.10 increase in the assumed combined public offering price of $2.19 per share and accompanying warrant (the last reported sale price of our common stock on The Nasdaq Capital Market on August 21, 2025) would result in an increase in our as adjusted net tangible book value after this offering of approximately $433,000, or approximately $0.06 per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be approximately $0.47 per share, assuming that the number of shares of our common stock and accompanying warrants sold by us remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. Similarly, a decrease of $0.10 in the assumed combined public offering price of $2.19 per share and accompanying warrant would result in a decrease in our as adjusted net tangible book value after this offering of approximately $433,000, or approximately $0.06 per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be $0.39 per share, assuming that the number of shares of our common stock and accompanying warrants sold by us remains the same, after deducting the placement agent fees and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock and accompanying warrants we are offering from the number of shares of common stock and accompanying warrants set forth above. An increase of 1.0 million in the assumed number of shares of common stock and accompanying warrants sold by us in this offering would result in an increase in our as adjusted net tangible book value of approximately $2.1 million, or approximately $0.29 per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be approximately $0.14 per share, assuming that the assumed combined public offering price per share of common stock and accompanying warrant remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. A decrease of 1.0 million in the assumed number of shares of common stock and accompanying warrants sold by us in this offering would result in a decrease in our as adjusted net tangible book value after this offering of approximately $2.1 million, or approximately per share, and the dilution per share to investors purchasing common stock and accompanying warrants in this offering would be approximately $0.72 per share, assuming that the assumed combined public offering price per share of common stock and accompanying warrant remains the same, after deducting the placement agent fees and estimated offering expenses payable by us. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares of common stock and accompanying warrants sold in this offering and other terms of this offering determined at pricing.

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The discussion and table above assume (i) no exercise of the placement agent’s warrant or the warrants issued in this offering and (ii) no sale of pre-funded warrants in this offering.

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The table and discussion above are based on 2,598,711 shares of our common stock outstanding as of August 21, 2025and excludes as of such date:

•	6,546 shares of common stock issuable upon the exercise of outstanding stock options under our equity incentive plan at a weighted-average exercise price of $130.52 per share;
•	53,574 shares of common stock issuable pursuant to outstanding restricted stock units;
•	319,518 shares of common stock reserved for future issuance under our equity incentive plan; and
•	2,129,187 shares of common stock reserved for issuance upon the exercise of outstanding warrants at a weighted-average exercise price of $3.44 per share.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified in its entirety by reference to, our articles of incorporation, our bylaws and applicable provisions of Nevada corporate law. You should read our articles of incorporation and bylaws, which have been publicly filed with the SEC, for the provisions that are important to you.

Authorized Capital Stock

Our authorized capital consists of 60,000,000 shares of common stock, par value $0.001 per share. As of August 21, 2025, there were 2,598,711 shares of common stock issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. If we liquidate, dissolve or wind up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities. Holders of common stock have no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

Our bylaws provide that stockholders representing a majority of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting, but at any time during which shares of our capital stock are listed for trading on Nasdaq, stockholders representing not less than 33 1/3% of the voting power of our capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), are necessary to constitute a quorum for the transaction of business at any meeting of stockholders. Except as otherwise required or permitted by Nevada law or our articles of incorporation or bylaws, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. If a quorum is present, directors are elected by a plurality of the votes cast.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination (or the transaction by which such person becomes an “interested stockholder”) in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our original articles of incorporation and have not amended our articles of incorporation to so elect.

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Nevada’s “acquisition of controlling interest” statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

In addition, our authorized but unissued shares of common stock are available for our Board of Directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our Bylaws, which could delay, defer or prevent a change in control.

Nasdaq Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “AEMD.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Investor Services. The transfer agent’s address is P.O. Box 30170, College Station, TX 77842.

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DESCRIPTION OF SECURITIES

Company Offering

We are offering (i) up to 4,566,210 shares of our common stock or pre-funded warrants and (ii) warrants to purchase up to an aggregate of 4,566,210 shares of our common stock. Each share of common stock or pre-funded warrant is being sold together with a warrant to purchase one share of common stock. The shares of common stock or pre-funded warrants and accompanying warrants will be issued separately. We are also registering the shares of common stock issuable from time to time upon exercise of the pre-funded warrants and warrants offered hereby.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which, if designated and issued, qualifies or limits our common stock are described under the caption “Description of Capital Stock” in this prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the pre-funded warrant. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

The term “pre-funded” refers to the fact that the purchase price of each pre-funded warrant, at closing, will equal the price per share at which shares of our common stock and accompanying warrants to purchase common stock are being sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant will equal $0.001 per share of common stock. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into us without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our common stock to the extent it would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Form. Pursuant to a warrant agency agreement between us and Computershare, Inc. and Computershare Trust Company, N.A., as warrant agent, the pre-funded warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The following is a brief summary of the pre-funded warrants and is still subject in all respect to the provisions contained in the form of pre-funded warrant.

Duration. The pre-funded warrants offered hereby will entitle the holders thereof to purchase shares of our common stock at a nominal exercise price of $0.001 per share, commencing immediately on the date of issuance. The pre-funded warrants do not expire.

Exercise Limitation. A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after notice of such election is provided to us.

Exercise Price. The pre-funded warrants will have an exercise price of $0.001 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

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Exchange Listing. There is no established trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Warrants

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants. In addition, the terms of the warrant to be issued to the placement agent will generally be the same as the warrants issued to investors in this offering, except that such warrant will not be exercisable for six months following the effective date of the registration statement of which this prospectus forms a part.

Form. Pursuant to a warrant agency agreement between us and Computershare, Inc. and Computershare Trust Company, N.A., as warrant agent, the common warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC. The following is a brief summary of the common warrants and is still subject in all respect to the provisions contained in the form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be August    , 2025, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates and certain related parties) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after notice of such election is provided to us.

Exercise Price. The warrants will have an exercise price of $2.19 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

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Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. In addition, in the event of a fundamental transaction which is within our control and approved by our Board of Directors, the holders of warrants have the right to require us or a successor entity to redeem the warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not within our control or approved by our Board of Directors, the holders of the warrants shall only be entitled to receive from us or any successor entity, as of the date of consummation of such fundamental transaction, the same type or form of consideration (and in the same proportion) as if the holder exercised the warrant upon such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

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CERTAIN MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock. This discussion applies only to shares of common stock that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our shares of common stock being offered in this prospectus.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences (such as the effects of Section 451 of the Code) that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;
•	broker-dealers;
•	governments or agencies or instrumentalities thereof;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the U.S.;
•	persons that actually or constructively own five percent or more of our voting shares;
•	insurance companies;
•	dealers or traders subject to a mark-to-market method of accounting with respect to the common stock;
•	persons holding the common stock as part of a “straddle,” hedge, integrated transaction or similar transaction;
•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and
•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our common stock, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

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U.S. holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

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Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);
•	a foreign corporation or
•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or
•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

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Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of shares of our common stock will be subject to tax at generally applicable U.S. federal income tax rates, and a buyer of such shares may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon the disposition. We expect not to be classified as a “U.S. real property holding corporation” for U.S. federal income tax purposes. However, such determination is factual in nature and subject to change and no assurance can be provided as to whether we will be a “U.S. real property holding corporation” for U.S. federal income tax purposes in the future.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, securities (including shares of our common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of our common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends in respect of our common stock. While withholding under FATCA generally would also apply to payments of gross proceeds from the sale or other disposition of securities (including shares of our common stock), proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in shares of our common stock.

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PLAN OF DISTRIBUTION

Inducement Offering

The Selling Securityholder, which as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this Inducement Offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the Inducement Warrants.

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The Selling Securityholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Any Selling Securityholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the Selling Securityholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of certain states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states, the common stock may not be sold unless (i) it has been registered or qualified for sale or (ii) an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 of the Securities Act and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

Company Offering

Pursuant to an engagement agreement, dated as of July 16, 2025, we have engaged Maxim Group LLC, or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the securities offered in the Company Offering pursuant to this prospectus on a reasonable best-efforts basis. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing or selling any of the securities offered by us under this prospectus, nor is it required to arrange for the purchase or sale of any specific number or dollar amount of securities. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering. This offering will terminate within one year of the effective date, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date. We will have one closing for all the securities purchased in this offering. The combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant, in the Company Offering, will be fixed for the duration of this offering.

We will enter into a securities purchase agreement directly with certain institutional investors, at such investor’s option, which purchase our securities in this offering. Investors that do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. There is no minimum number of securities or amount of proceeds that is a condition to closing of this offering.

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Fees and Expenses

The following table shows the per share and accompanying warrant and per pre-funded warrant and accompanying warrant and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Warrant	Per Pre-Funded Warrant and Accompanying Warrant
Placement Agent Fees	$	$
Total	$	$

We have agreed to pay the placement agent a cash fee equal to 6.25% of the gross proceeds raised at the closing of this offering. We also agreed to issue warrants to the placement agent for the purchase of a number of shares of common stock equal to 4% of the total number of shares of common stock issued in this offering. In addition, we have agreed to reimburse the placement agent for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $           .

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants to purchase up to 182,648 shares of common stock (which represents 4% of the aggregate number of shares of common stock issued in this offering) with an exercise price of $2.19 per share (representing 100% of the combined public offering price per share of common stock (or pre-funded warrant) and accompanying warrant in this offering). The placement agent warrants will be non-exercisable for six (6) months after the date of the closing and will expire five years after the commencement of sales of the offering. The form of the placement agent warrants has been included as an exhibit to this registration statement of which this prospectus is a part.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 60 days following the date of closing of the offering pursuant to this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering. The placement agent may waive this prohibition in its sole discretion and without notice.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

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Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the placement agent may be required to make for these liabilities.

Determination of Offering Price and Warrant Exercise Price

The actual offering price of the securities we are offering has been negotiated between us and the investors in the offering based on the trading of our shares of common stock prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

From time to time, the placement agent or its affiliates have in the past or may in the future provide, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “AEMD.”

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agents that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published, in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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European Economic Area

In relation to each member state of the European Economic Area, no offer of securities which are the subject of the offering has been, or will be made to the public in that Member State, other than under the following exemptions under the Prospectus Directive:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representatives for any such offer; or
(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities referred to in (a) to (c) above shall result in a requirement for the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person located in a Member State to whom any offer of securities is made or who receives any communication in respect of an offer of securities, or who initially acquires any shares of our securities will be deemed to have represented, warranted, acknowledged and agreed to and with the placement agent and the Company that (1) it is a “qualified investor” within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any shares of our securities acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the securities acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the placement agent has been given to the offer or resale; or where our securities have been acquired by it on behalf of persons in any Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Directive as having been made to such persons.

The Company, the placement agent and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of our securities in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Member State of our securities which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or the placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the placement agent have authorized, nor do they authorize, the making of any offer of securities in circumstances in which an obligation arises for the Company or the placement agent to publish a prospectus for such an offer.

For the purposes of this provision, the expression an “offer of our securities to the public” in relation to any of our securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State. The above selling restriction is in addition to any other selling restrictions set out below.

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Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors”(as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or our securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of our securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our securities.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

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Any offer in Australia of our securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law;
(d)	as specified in Section 276(7) of the SFA; or
(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the placement agent is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus supplement will be passed upon for us Procopio Cory Hargreaves & Savitch, LLP, San Diego, California. Carter Ledyard & Milburn LLP, New York, New York, has acted as special New York counsel to the Company by providing an opinion on the validity of the Common Stock Warrants and the Placement Agent Warrants offered by this prospectus. Certain legal matters in connection with this offering will be passed upon for the placement agent by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of Aethlon Medical, Inc. for the year ended March 31, 2025 incorporated by reference in this Registration Statement and Prospectus have been so incorporated by reference in reliance on the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Haskell & White, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Aethlon Medical, Inc. as of March 31, 2024 and for the year in the period ended March 31, 2024, incorporated by reference in this Registration Statement and Prospectus, have been so incorporated by reference in reliance upon the report, which includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements, of Baker Tilly US, LLP, independent registered public accountants, which upon the authority of said firm as experts in accounting and auditing.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning the medical device industry, including our market opportunity, is based on information from independent industry analysts, third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 11555 Sorrento Valley Road, Suite 203, San Diego, California 92121 or telephoning us at (619) 941-0360.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We maintain a website at www.aethlonmedical.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed with the SEC on June 26, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025;
•	our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2025;
•	our Current Reports on Form 8-K filed with the SEC on May 13, 2025, June 5, 2025, June 27, 2025, August 13, 2025 and August 21, 2025; and
•	the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on July 8, 2015, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus. We will provide these reports or documents upon written or oral request at no cost to the requester. You should direct any written requests for documents to:

Aethlon Medical, Inc.

11555 Sorrento Valley Road, Suite 203

San Diego, California 92121

Telephone: (619) 941-0360

You also may access these filings through the SEC website at www.sec.gov or on our website at www.aethlonmedical.com. Information contained on or accessible through our website is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

In accordance with Rule 412 of the Securities Act, (i) any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement, and (ii) any statement contained in a document that is deemed to be incorporated by reference herein after the date of this prospectus may modify or replace existing statements contained herein. You should rely only on the information contained in, or incorporated by reference into, this prospectus, or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

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Aethlon Medical, Inc.

Up to 4,566,210 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 4,566,210Shares of Common Stock

Warrants to Purchase up to 4,566,210 Shares of Common Stock

Placement Agent Warrants to Purchase up to 182,648 shares of Common Stock

Shares of Common Stock Issuable upon the Exercise of the Warrants, Pre-Funded Warrants and Placement Agent Warrants.

1,550,000 Shares of Common Stock

Issuable upon Exercise of Outstanding Warrants Offered by Selling Stockholders

PROSPECTUS

, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by the Company in connection with the registration of the securities being registered. All amounts are estimates except the SEC registration fee.

Amount
SEC registration fee	$3,393.71
FINRA filing fee	2,000.00
Accounting fees and expenses	40,000.00
Legal fees and expenses	245,000.00
Miscellaneous fees and expenses	50,000.00
Total expenses	$340,393.71

Item 14. Indemnification of Directors and Officers

We are incorporated in Nevada. Section 78.7502(1) of the Nevada Revised Statutes, or NRS, provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. NRS 78.138(7) provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Bylaws

Our bylaws include express provisions providing for the indemnification of our directors and officers to the fullest extent permitted under the NRS, and the mandatory payment by us of expenses incurred by such persons in defending a civil or criminal action, suit or proceeding in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by us. Our bylaws also permit us to purchase and maintain insurance or make other financial arrangements on behalf of any such person for certain liability and expenses, whether or not we have the authority to indemnify such person against such liability and expenses.

Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers against expenses and liabilities arising from certain actions to which they may become subject by reason of having served in such role, including insurance for claims against these persons brought under securities laws. Such insurance is subject to the coverage amounts, exceptions, deductibles and other conditions set forth in the policy as in effect at the time of a claim, if any. There is no assurance that we will maintain liability insurance for our directors and officers.

Item 15. Recent Sales of Unregistered Securities

Within the past three years, the Registrant did not sell any unregistered securities.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith
1.1	Placement Agent Agreement (current offering)					X

3.1	Articles of Incorporation, as amended	8-K	001-37487	3.1	September 19, 2022

3.2	Amended and Restated Bylaws of the Company	8-K	001-37487	3.1	September 12, 2019

4.1	Form of Common Stock Certificate	S-1	333-201334	4.1	December 31, 2014

4.2	Form of Warrant to Purchase Common Stock	S-1/A	333-234712	4.14	December 11, 2019

4.3	Form of Underwriter Warrant	S-1/A	333-234712	4.15	December 11, 2019

4.4	Form of Common Stock Purchase Warrant	8-K	001-37487	4.1	January 17, 2020

4.5	Form of Class A Warrant to Purchase Common Stock, issued on May 17, 2024	8-K	001-37487	4.1	May 17, 2024

II-2

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith

4.6	Form of Class B Warrant to Purchase Common Stock, issued on May 17, 2024	8-K	001-37487	4.2	May 17, 2024

4.7	Form of Pre-Funded Warrant to Purchase Common Stock, issued on May 17, 2024	8-K	001-37487	4.3	May 17, 2024

4.8	Form of Placement Agent Warrant to Purchase Common Stock, issued on May 17, 2024	8-K	001-37487	4.4	May 17, 2024

4.9	Description of Aethlon Medical, Inc.’s Securities	10-K	001-3787	4.9	June 26, 2025

4.10	Form of New Warrant to purchase Common Stock issued on March 17, 2025	8-K	001-37487	4.1	March 17, 2025

4.11	Form of Pre-Funded Warrant (current offering)					X

4.12	Form of Placement Agent Warrant (current offering)					X

4.13	Form of Warrant Agency Agreement (current offering)					X

4.14	Form of Common Warrant (current offering)					X

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch, LLP					X

5.2	Opinion of Carter Ledyard & Milburn, LLP					X

10.1++	Aethlon Medical, Inc. Amended and Restated Non-Employee Director Compensation Policy, as Modified on February 10, 2022	10-Q	001-37487	10.2	February 14, 2022

10.2++	Employment Agreement, by and between Aethlon Medical, Inc. and James Frakes, dated December 12, 2018	10-Q	001-37487	10.3	February 11, 2019

10.3++	Amendment No. 1 to Executive Employment Agreement, effective as of November 7, 2023, by and between the Company and James B. Frakes	8-K	001-37487	10.1	December 22, 2023

10.4++	Form of Indemnification Agreement for Officers and Directors	10-Q	001-37487	10.4	February 11, 2019

10.5++	Form of Option Grant Agreement for Officers and Directors	10-Q	001-37487	10.5	February 11, 2019

II-3

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith

10.6++	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Directors	10-Q	001-37487	10.6	February 11, 2019

10.7++	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for Executives	10-Q	001-37487	10.7	February 11, 2019

10.8	Assignment Agreement, by and between Aethlon Medical, Inc. and London Health Sciences Center Research Inc., dated November 7, 2006	S-1	001-37487	10.27	November 15, 2019

10.9++	Aethlon Medical, Inc. 2020 Equity Incentive Plan as amended,, Form of Restricted Stock Grant, Form of Option Grant and Agreement	8-K	001-37487	10.1	October 2, 2024

10.10++	Employment Agreement between the Company and Dr. Fisher, dated October 30, 2020	8-K	001-37487	10.2	November 3, 2020

10.11++	Separation Agreement between the Company and Dr. Fisher, effective as of November 27, 2023	8-K	001-37487	10.1	November 27, 2023

10.12	Lease, by and between the Company and San Diego Inspire 1, LLC. and San Diego Inspire 2, LLC, effective December 7, 2020	10-Q	001-37487	10.3	February 10, 2021

10.13++	Executive Employment Agreement between the Company and Guy Cipriani, dated January 1, 2021	10-Q	001-37487	10.5	February 10, 2021

10.14++	Amendment No. 1 to Executive Employment Agreement, effective as of November 7, 2023, by and between the Company and Guy F. Cipriani	8-K	001-37487	10.2	December 22, 2023

10.15++	Executive Employment Agreement between the Company and Steven P. LaRosa, MD, dated January 4, 2021	10-Q	001-37487	10.6	February 10, 2021

10.16++	Executive Employment Agreement, by and between Aethlon Medical, Inc. and Lee D. Arnold, Ph.D., dated February 1, 2023	10-Q	001-37487	10.1	February 13, 2023

10.17	Lease between Aethlon Medical, Inc. and San Diego Inspire 5, LLC, effective October 27, 2021	10-Q	001-37487	10.1	November 9, 2021

II-4

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit No.	Date	Filed Herewith

10.18	At the Market Offering Agreement, dated March 24, 2022, by and between Aethlon Medical, Inc. and H.C. Wainwright & Co., LLC	8-K	001-37487	1.1	March 24, 2022

10.19++	Amendment No. 1 to Executive Employment Agreement, by and between Aethlon Medical, Inc. and Lee D. Arnold, Ph.D., dated May 1, 2023	10-K	001-37487	10.18	June 28, 2023

10.20	Form of Inducement Letter dated March 17, 2025	8-K	001-37487	10.1	March 17, 2025

10.21	Form of Securities Purchase Agreement (current offering)					X

19.1	Insider Trading Policy	10-K	001-37487	19.1	June 26, 2025

21.1	List of Subsidiaries	10-K	001-37487	21.1	June 26, 2025

23.1	Consent of Haskell & White LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of Baker Tilly US, LLP, Independent Registered Public Accounting Firm					X

23.3	Consent of Procopio Cory Hargreaves & Savitch, LLP (included in Exhibit 5.1)

23.4	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.2)

24.1	Power of Attorney (see signature page)					X

97.1	Incentive Compensation Recoupment Policy	10-K	001-37487	97.1	June 26, 2025

101 INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document					**

101 SCH	Inline XBRL Taxonomy Extension Schema with Embedded Linkbase Documents					**

107	Filing Fee Table	S-1	333-289745	107	August 20, 2025

* to be filed by amendment

** furnished herewith

II-5

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of San Diego, California, on this 29th day of August 2025.

AETHLON MEDICAL, Inc.

By:	/s/ James B. Frakes
James B. Frakes Chief Executive Officer & Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James B. Frakes, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JAMES B. FRAKES James B. Frakes	Chief Executive Officer Chief Financial Officer Chief Accounting Officer and Director	August 29, 2025

/s/ EDWARD G. BROENNIMAN Edward G. Broenniman	Chairman and Director	August 29, 2025

/s/ NICOLAS GIKAKIS Nicolas Gikakis	Director	August 29, 2025

/s/ ANGELA ROSSETTI Angela Rossetti	Director	August 29, 2025

/s/ CHETAN S. SHAH Chetan S. Shah, M.D.	Director	August 29, 2025

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